UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 27, 2011

Geospatial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-04066	87-0554463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

229 Howes Run Road, Sarver, PA 16055
(Address of principal executive offices)

(724) 353-3400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 27, 2011, Geospatial Holdings, Inc. (the “Company”) entered into an Engagement Letter (the “Agreement”) between the Company and Pace Financial Services, LLC (“PFS”).  The Agreement is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Pursuant to the Agreement, PFS will act as the Company’s exclusive financial advisor with respect to a transaction involving the sale of approximately $5 million of the Company’s common stock in a private placement transaction or series of transactions (the “Transaction”) to be effected during the second quarter of 2011.

As compensation to PFS for services as exclusive financial advisor provided pursuant to the Agreement, the Company will pay PFS a transaction fee of warrants to purchase the Company’s common stock equal to eight percent (8%) of the total number of new shares sold pursuant to the Transaction, excluding shares issued to the Company’s creditors as consideration for the forgiveness of outstanding obligations, exercisable at 125% of the price of the securities sold pursuant to the Transaction, for a term of five years.

The term of the Agreement is for 120 days beginning April 27, 2011, after which it shall remain in force for successive thirty (30) day periods until terminated by either party at least fifteen (15) days prior to the end of the term.

PFS is a wholly-owned subsidiary of Pace Global Energy Services, LLC (“Pace Global”).  Timothy F. Sutherland serves on the Company’s Board of Directors, and is Pace Global’s Chairman and CEO.

Item 3.02.  Unregistered Sales of Equity Securities.

Pursuant to the Agreement, the Company will pay PFS a transaction fee of warrants to purchase the Company’s common stock equal to eight percent (8%) of the total number of new shares sold pursuant to the Transaction, excluding shares issued to the Company’s creditors as consideration for the forgiveness of outstanding obligations, exercisable at 125% of the price of the securities sold pursuant to the Transaction, for a term of five years.  The issuance of warrants to purchase the Company’s common stock contemplated pursuant to the Agreement will take place in a private placement or series of private placements pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D, and the Company will conduct the private placements without any general solicitation or advertisement and with a restriction on resale.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Engagement Letter dated April 27, 2011 between Geospatial Holdings, Inc. and Pace Financial Services, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPATIAL HOLDINGS, INC.

By:	/s/ Thomas R. Oxenreiter
Name:	Thomas R. Oxenreiter
Title:	Chief Financial Officer

Date: May 16, 2011